UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 6, 2026, Six Flags Entertainment Corporation (the “Company”) issued a press release announcing the consummation of the Transaction (as defined below). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

As previously announced on March 5, 2026, the Company entered into that certain Equity Purchase Agreement (the “Purchase Agreement”), dated March 5, 2026, among the Company, EPR Properties, a Maryland real estate investment trust (“Buyer”), and EP OPCO WOFR, LLC, a Delaware limited liability company (the “Operator”), to sell the assets and certain liabilities associated with the following parks: Worlds of Fun (Kansas City, Missouri); Michigan’s Adventure (Muskegon, Michigan); Valleyfair (Shakopee, Minnesota); Six Flags Great Escape (Queensbury, New York); Schlitterbahn Waterpark Galveston (Galveston, Texas); and Six Flags St. Louis (Eureka, Missouri) (collectively, the “Parks”).

On April 6, 2026, the Company completed the sale of the Parks to Buyer and the Operator pursuant to the Purchase Agreement (the “Transaction”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

Exhibit (99.1)	Press Release dated April 6, 2026

Exhibit (104)	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2026	SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer